UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

JULY 22, 2020

AMGEN INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37702	95-3540776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Amgen Center Drive Thousand Oaks, California		91320-1799
(Address of Principal Executive Offices)		(Zip Code)

(805) 447-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	AMGN	The NASDAQ Global Select Market LLC
1.250% Senior Notes Due 2022	AMGN22	New York Stock Exchange
2.000% Senior Notes Due 2026	AMGN26	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Directors.

On July 22, 2020, the Board of Directors (the “Board”) of Amgen Inc. (the “Company”) appointed Amy E. Miles as a director of the Company, effective July 23, 2020. Ms. Miles is the former Chair of the Board (from March 2015 to March 2018) and Chief Executive Officer (from June 2009 to March 2018) of Regal Entertainment Group, Inc. Ms. Miles also served as Chief Executive Officer of Regal Cinemas, Inc. from June 2009 to March 2018. Prior to this, Ms. Miles served as Executive Vice President, Chief Financial Officer and Treasurer, Regal Entertainment Group from 2002 to 2009. She also served as the Executive Vice President, Chief Financial Officer and Treasurer of Regal Cinemas from 2000 to 2009. Ms. Miles joined Regal Cinemas in 1999 as Senior Vice President of Finance. Previously, Ms. Miles was with Deloitte & Touche, LLP and PricewaterhouseCoopers LLP.

Ms. Miles is a director of Norfolk Southern Corporation, a transportation company, and Gap Inc., an apparel retail company.

Ms. Miles will serve as a member of the Board’s Audit Committee and Governance and Nominating Committee. Following the appointment of Ms. Miles, the Board will be composed of 12 directors, 11 of whom are independent.

There are no transactions between Ms. Miles (or any member of her immediate family) and the Company (or any of its subsidiaries) and there is no arrangement or understanding between Ms. Miles and any other persons or entities pursuant to which Ms. Miles was appointed as a director of the Company.

Upon the effective date of her appointment to the Board, Ms. Miles will be entitled to our standard director compensation, and thus will receive a pro-rated portion of the annual retainer of $100,000 through December 31, 2020 and will receive $2,000 for each committee meeting she attends ($1,000 for telephonic attendance). Under our director equity program, non-employee directors receive an annual grant of fully vested restricted stock units with a grant date fair value of $200,000 (rounded down to the nearest whole number of shares of stock), measured by the closing market price of a share of Common Stock on the date of grant (the date that is two business days after the release of the Company’s then quarter earnings). Accordingly, Ms. Miles will receive a pro-rated portion (1/2) of the annual grant of fully vested restricted stock units on the date that is two business days after the release of the Company’s 2020 second quarter earnings. In accordance with the Company’s policy, Ms. Miles will also be entitled to reimbursement of her expenses incurred in connection with attendance at Board and committee meetings and conferences with our senior management.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: July 22, 2020	By:	/s/ Jonathan P. Graham
	Name:	Jonathan P. Graham
	Title:	Executive Vice President, General Counsel and Secretary